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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 23, 2002


                               FIFTH THIRD BANCORP
             (Exact name of registrant as specified in its charter)

            Ohio                     0-8076                    31-0854434
(State or other jurisdiction      (Commission                 (IRS Employer
      of incorporation)           File Number)              Identification No.)

                  Fifth Third Center
    38 Fountain Square Plaza, Cincinnati, Ohio                     45263
    (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (513) 534-5300

                                 Not Applicable
             (Former name or address, if changed since last report)

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Item 5.    Other Events and Regulation FD Disclosure

As previously reported, on July 23, 2002, Franklin Financial Corporation ("Franklin Financial"), Fifth Third Financial Corporation ("Fifth Third Financial") and Fifth Third Bancorp ("Fifth Third") entered into an Affiliation Agreement, pursuant to which Franklin Financial will be merged with and into Fifth Third's wholly owned subsidiary, Fifth Third Financial, with Fifth Third Financial as the surviving corporation (the "Merger").

As a result of the Merger, each issued and outstanding share of Franklin Financial (excluding treasury shares) will be exchanged, on a tax-free basis, for a fractional share of Fifth Third Bancorp common stock based on the Average Closing Price of Fifth Third Bancorp common stock as follows: .4039 shares of Fifth Third if the Average Closing Price is equal to or less than $63.13; .3832 shares of Fifth Third if the Average Closing Price is equal to or greater than $66.55; or a ratio that yields a fixed price of $25.50 per share of Franklin Financial Corporation common stock if the Average Closing Price is between $63.13 and $66.55. The Average Closing Price is defined as the average of the closing prices for a share of Fifth Third Bancorp common stock on the NASDAQ National Market for the ten (10) consecutive trading days ending on the fifth
(5th) trading day preceding the Effective Time (as defined in the Affiliation Agreement).

Consummation of the Merger will result in the Franklin Financial common stock ceasing to be listed on the NASDAQ National Market and the termination of the registration of such securities pursuant to the Securities Exchange Act of 1934.

On September 9, 2002, Franklin Financial, Fifth Third Financial and Fifth Third entered into Amendment No. 1 (the "Amendment") to the Affiliation Agreement. Pursuant to the Amendment, certain dates in the Affiliation Agreement relating to certain regulatory filings have been extended by 60 days and the date by which the merger must be completed has been extended to April 1, 2003.

Except as modified by the Amendment, all other provisions of the Affiliation Agreement remain in full force and effect.

The preceding summary of certain provisions of the Affiliation Agreement, as amended, copies of which are filed as exhibits hereto, is not intended to be complete and is qualified in its entirety by reference to the full text of the Affiliation Agreement and the Amendment.

                      FORWARD-LOOKING STATEMENT DISCLOSURE

This document contains or may contain forward-looking statements about Fifth Third Bancorp, Franklin Financial Corporation and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. The document contains certain forward looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third Bancorp, Franklin Financial Corporation and/or the combined company including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these

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forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third and Franklin Financial do business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Fifth Third and Franklin Financial are engaged; and (6) changes in the securities markets. Further information on other factors which could affect the financial results of Fifth Third after the merger are included in Fifth Third's and Franklin Financial's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Fifth Third or Franklin Financial.

Item 7. Financial Statements and Exhibits

     (a) Financial statements of businesses acquired.

         Not Applicable.

     (b) Pro forma financial information.

         Not Applicable.

     (c) Exhibits.

     2.1 Affiliation Agreement dated as of July 23, 2002 by and among Fifth Third Bancorp, Fifth Third Financial Corporation and Franklin Financial Corporation (omitting schedules and exhibits) *

     2.2 Amendment No.1, dated September 9, 2002, to the Affiliation Agreement, dated as of July 23, 2002, by and among Fifth Third Bancorp, Fifth Third Financial Corporation and Franklin Financial Corporation.

     99.1  Press Release dated July 24, 2002 *


     * Previously filed on July 24, 2002.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 FIFTH THIRD BANCORP
                                                 (Registrant)



Date: September 12, 2002                         /S/  NEAL E. ARNOLD
                                                 ---------------------------
                                                 Neal E. Arnold
                                                 Executive Vice President
                                                 and Chief Financial Officer